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                                                                      Exhibit 23


                          [LETTERHEAD OF ELLIOTT DAVIS]

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1987 Stock Option Plan, the 1995 Stock Option Plan and the 2001 Stock Option Plan of Union Financial Bancshares, Inc. and in the Registration on Form S-3 (No. 333-35319) pertaining to the Dividend Reinvestment Plan of Union Financial Bancshares, Inc. of our report dated November 1, 2001, with respect to the consolidated financial statements of Union Financial Bancshares, Inc. and subsidiary incorporated by reference in the Annual Report of Form 10-KSB for the year ended September 30, 2001.


                                                /s/ Elliott Davis LLP


December 19, 2001
Greenville, South Carolina